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                              SECOND AMENDMENT TO
                        SETTLEMENT AGREEMENT AND RELEASE


              This Second Amendment to Settlement Agreement and Release (this "Amendment") is made and entered into as of the 6th day of January 1997, by and between The Krupp Corporation ("Krupp"), a Massachusetts corporation with a principal place of business at 470 Atlantic Avenue, Boston, Massachusetts 02210, and Liquidity Financial Group, L.P. ("Liquidity") individually and on behalf of certain Affiliates as defined in the Agreement (as hereinafter defined), a California limited partnership with a principal place of business at 2200 Powell Street, Suite 700, Emeryville, California 94608.

                                  WITNESSETH:

              WHEREAS, the parties entered into a Settlement Agreement and Release, dated the 27th day of June, 1996, as amended as of October 8, 1996 (as amended, the "Agreement"), and now desire to the amend the Agreement, to eliminate a possible ambiguity and to facilitate the contemplated transactions described below, as hereinafter set forth;

              WHEREAS, Krescent Partners L.L.C. (i) retained Liquidity Financial Advisors, Inc., an affiliate of Liquidity, as its financial advisor,
(ii) agreed to become bound by the terms of the Agreement, and (iii) commenced tender offers (the "Krescent Tender Offers") for units of Investor Limited Partnership Interests of the real estate limited partnerships listed on
Schedule I attached hereto (the "Scheduled Partnerships");

              WHEREAS, American Holdings I, L.P. ("AHI") desires to participate in the Krescent Tender Offers and, therefore, has agreed to become bound by the terms of the Agreement with respect to the Scheduled Partnerships; and

              WHEREAS, Krupp has consented to the participation of AHI in the Krescent Tender Offers upon AHI's agreement to be bound by the terms of the Agreement with respect to the Scheduled Partnerships;

              NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

              1. Section 4(d) of the Agreement is hereby amended and restated in its entirety as follows:

              (d) form, join or otherwise participate in a "group" within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, with respect to any voting securities of a Krupp Fund, unless each member of such group agrees in writing to be bound by the terms of this Agreement; provided, however, that Liquidity and Liquidity Affiliates shall not be deemed to be acting in a "group" in violation of this Section 4(d) solely by virtue of their voting their interests in compliance with Section 4(a) of this Agreement;

              2. Krupp hereby agrees that the agreement between Liquidity and AHI, attached hereto as Exhibit A, satisfies the requirements of the amended
Section 4(d) of the Agreement, as set forth in Section 1 of this Amendment.
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              3.  Except as expressly set forth above, the Agreement shall remain in full force and effect without amendment or modification.

              4. Liquidity represents that it has not made any statements inconsistent with the terms of the Krescent Tender Offers and hereby agrees to comply with the terms of that certain letter dated December 17, 1996 from Steven L. Lichtenfeld to James Dubin, a copy of which is attached hereto as Exhibit B.


              IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.


                                       THE KRUPP CORPORATION



                                       By: /s/ Laurence Gerber
                                          --------------------------------------
                                            Laurence Gerber, President


                                       LIQUIDITY FINANCIAL GROUP, L.P.

                                       By: Liquidity Financial
                                           Corporation, its general partner


                                              By: /s/ Brent Donaldson
                                                 -------------------------------
                                                      Brent Donaldson, President





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                                   SCHEDULE I


                         Krupp Realty Fund, Ltd. - III

                      Krupp Realty Limited Partnership - V

                     Krupp Realty Limited Partnership - VII

                      Krupp Cash Plus Limited Partnership





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